UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2013

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana (Address of Principal Executive Offices)	46514-3305 (Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 6, 2013, the Board of Directors of Thor Industries, Inc. (the “Company”) elected Robert W. Martin as Chief Executive Officer of the Company, effective August 1, 2013. In connection with Mr. Martin’s appointment, Peter B. Orthwein will cease to serve as Chief Executive Officer as of such date, but will retain his position as Chairman of the Board of Directors. Mr. Martin will retain his role as President of the Company, but will cease to serve as Chief Operating Officer as of such date.

Also on June 6, 2013, the Board of Directors unanimously adopted a resolution increasing the number of directors to eight (8). The Board of Directors then unanimously elected Mr. Martin to fill the newly created directorship. Mr. Martin shall hold office until the next annual meeting of stockholders.

Mr. Martin, age 43, has served as President and Chief Operating Officer of the Company since August 1, 2012. Mr. Martin previously served as the Company’s Recreation Vehicle Group President from February 1, 2012, to August 1, 2012. Prior to becoming Recreation Vehicle Group President, Mr. Martin was President of Keystone RV Company, the Company’s largest subsidiary (“Keystone RV”), from January 2010 to January 2012 and Executive Vice President and Chief Operating Officer of Keystone RV from January 2007 to January 2010. Mr. Martin has also held various other positions with Keystone RV, including Vice President of Sales and General Manager of Sales. Prior to joining Keystone RV, Mr. Martin held positions at Coachmen Industries, Inc., a former recreational vehicle and manufactured housing company.

In connection with Mr. Martin’s promotion, Mr. Martin will receive a grant of 10,000 shares of restricted stock of the Company pursuant to the Thor Industries, Inc. 2010 Equity and Incentive Plan (the “Plan”). The shares of restricted stock are scheduled to vest as follows (subject to the terms of the applicable award agreement and the Plan): 3,334 shares on October 1, 2014, 3,333 shares on October 1, 2015, and 3,333 shares on October 1, 2016. Mr. Martin’s annual base salary, cash performance-based incentive award, and performance-based incentive award will remain the same and were disclosed in the Company’s Current Report on Form 8-K filed on July 20, 2012.

There is no arrangement or understanding between Mr. Martin and any other person pursuant to which he was or is to be selected as an officer or director. Mr. Martin has no family relationships with any of the directors or executive officers of the Company. Since the beginning of the Company’s last fiscal year, Mr. Martin has had no direct or indirect material interest in any transaction (excluding employment) or any proposed transaction involving the Company with a value in excess of $120,000.

A copy of the Company’s press release announcing the appointment of Mr. Martin is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Copy of press release, dated June 10, 2013, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: June 10, 2013	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Secretary